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                                                                     Exhibit 23a


                            BIOSPHERICS INCORPORATED

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Biospherics Incorporated on Form S-8 (File No. 333-66053) and on Forms S-3 (File No. 333-44973, 333-79593 and 333-32504), of our report dated February 13, 2001, on our audit of the financial statements of Biospherics Incorporated as of December 31, 2000, and for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/  Grant Thornton LLP


Vienna, Virginia
March 16, 2001


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